UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a
(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NATUS MEDICAL INCORPORATED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On April 23, 2018, Natus Medical Incorporated (“Natus”) issued the following press release:

NATUS CONFIRMS RECEIPT OF NOTICE OF VOCE CAPITAL’S INTENT TO NOMINATE DIRECTOR CANDIDATES TO REPLACE 50% OF THE NATUS BOARD

No Shareholder Action Required at this Time

PLEASANTON, Calif. - April 23, 2018 - Natus Medical Incorporated (NASDAQ:BABY) (“Natus” or the “Company”) today confirmed that Voce Capital Management LLC (“Voce”), which has indicated that it owns approximately 2.0% of the Company’s outstanding shares of common stock, has nominated two candidates to stand for election for the two seats on the Natus Board of Directors, which terms expire at the Company’s 2018 Annual Meeting of Stockholders, and is seeking to remove the chairman of the Natus Board and replace him with a third candidate. The date of the Company’s Annual Meeting has not yet been announced. Natus issued the following statement:

The Natus Board and management team are executing on a strategy that is yielding results:

•	Strong Revenue Growth: In 2017, Natus achieved its goal of generating $500 million in revenues.

•
Strong Stock Performance: Over the past five years, Natus’ stock price has increased by approximately 177%, versus 71% for both the Russell 2000 and S&P 500 over the same time frame (calculated based on closing stock prices on April 20, 2018). Additionally, since Jim Hawkins joined the Company in 2004, the Company’s market value has risen from under $100 million to nearly $1.2 billion today.

•
Creating Value for All Shareholders: As a testament to its commitment to creating shareholder value, the Company also recently announced a $30 million share repurchase program. This program is the last of a series of buy-back programs, which have totaled $80 million over the past four years.

Looking ahead, Natus is laser-focused on creating long-term shareholder value by leveraging the Company’s well-defined capabilities in newborn care and neurology. In addition, Natus has expanded its capabilities and product offerings into neurosurgery and audiology with the acquisitions in 2017 of Integra Lifesciences’ neurosurgery assets and GN Otometrics. We are confident that these strategic acquisitions position Natus well for future growth.

The Natus Board is always open to input from its shareholders that may help drive growth and enhance shareholder value. Specific to Voce Capital, our goal has been to build a constructive relationship with Voce, and we are disappointed that Voce has chosen to initiate an unnecessary and costly proxy contest. In the past five years, Voce acquired and then largely sold its entire position, only to return to buy Natus shares commencing after we pre-released our fourth quarter operating results in January 2018. Over the past five years, representatives of Voce have presented to members of our Board and have met and spoken with members of our management team on multiple occasions. As recently as March 27, 2018, Natus invited Voce to present to several members of its Board of Directors.

Natus has an experienced and independent Board that benefits from a diverse range of expertise in the medical technology industry, including sales, marketing and product development, as well as organizational and operational management of public and private companies, including the Board’s independent Chairman who brings decades of experience managing and directing public and private companies across several industries. The Natus Board recognizes the importance of having the right mix of skills, expertise and experience and is committed to continuously reviewing its capabilities and ongoing refreshment on behalf of stockholders. In 2016, the Company added Dr. Barbara R. Paul, the former Chief Medical Officer at Community Health Systems, who serves as Chair of the Company’s Nominating and Corporate Governance Committee.

Natus will report the recommendation of its Board of Directors and Nominating and Governance Committee regarding director nominees and other proposals in Natus’s proxy statement and related materials, to be filed with the Securities and Exchange Commission and provided to all stockholders eligible to vote at the 2018 Annual Meeting. Natus stockholders are not required to take any action at this time.

About Natus Medical Incorporated
Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, neurosurgery, epilepsy, sleep disorders, and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus, including statements regarding Natus’ future growth. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Future results could differ materially due to a number of factors, including the effects of competition, our ability to successfully integrate recent acquisitions, the demand for our products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward-looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2017, and its subsequent quarterly reports on Form 10-Q and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission (the “SEC”).

Important Additional Information and Where to Find It

Natus intends to file a proxy statement with the SEC (“Proxy Statement”) in connection with the solicitation of proxies for the 2018 Annual Meeting of the Stockholders and to use a WHITE proxy card for its solicitation. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF NATUS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING NATUS’ PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by Natus free of charge from the SEC’s website, www.sec.gov. Natus stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request to Morrow Sodali by calling 800-662-5200 or via email at BABY@morrowsodali.com.

Certain Information Regarding Participants in Solicitation
Natus, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2018 Annual Meeting of the Stockholders. Information regarding the names of Natus’ directors and executive officers and their respective interests in Natus by security holdings or otherwise is set forth in Natus proxy statement for the 2017 Annual Meeting of the Stockholders, filed with the SEC on April 28, 2017. To the extent holdings of such participants in Natus’ securities have changed since the amounts described in the 2017 proxy statement, such changes have been reflected on Initial Statement of Beneficial Ownership of Securities (Form 3) or Statements of Changes in Beneficial Ownership (Form 4) filed with the SEC. Additional information can also be found in Natus’

Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that was filed with the SEC on March 1, 2018. Details concerning the nominees of the Natus Board for election at the 2018 Annual Meeting of the Stockholders will be included in the Proxy Statement.

Contacts

Natus Medical Incorporated
Jonathan A. Kennedy
Executive Vice President and Chief Financial Officer
925-223-6700
InvestorRelations@Natus.com

Joele Frank, Wilkinson Brimmer Katcher
James Golden / Tim Lynch / Adam Pollack
212-355-4449